INTERACTIVE TECHNOLOGIES CORPORATION, INC.

                         102 South Harbor City Boulevard
                            Melbourne, Florida 32901


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       NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS

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Notice is hereby  given that a Special  Meeting (the  "Meeting")  in lieu of the
Annual Meeting of Stockholders of Interactive Technologies Corporation, Inc., (the "Company") will be held at 102 South Harbor City Blvd., Melbourne, Florida, on May 2, 1997, at 10:00 A.M. Eastern Daylight Time to consider and act upon the following:

     1. To amend the Articles of Incorporation to increase the authorized number of Common Shares of the Company from 12,500,000 Shares to 50,000,000 Shares, and to authorize 20,000,000 Preferred Shares of the Company.

     2. Such other matters as may properly come before the Meeting.


Stockholders of record of the Company's Common Stock at the close of business on April 1, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting or at any adjournment thereof.



                              By Order of the Board of Directors


                              Perry Douglas West,Chairman




Melbourne, Florida
April 21, 1997



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                       SEE INFORMATION STATEMENT ENCLOSED

                   INTERACTIVE TECHNOLOGIES CORPORATION, INC.

                         102 South Harbor City Boulevard
                            Melbourne, Florida 32901


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                              INFORMATION STATEMENT

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            SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                   May 2, 1997


Matters to be Considered at the Meeting

     This Information Statement is furnished by Interactive Technologies Corporation, Inc., a Wyoming corporation (the "Company"), for the Special Meeting in Lieu of Annual Meeting to be held May 2, 1997, and at all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting in Lieu of Annual Meeting of
Stockholders. Stockholders of record as of the close of business on April 1, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting.

     The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice of Special Meeting in Lieu of Annual Meeting of Stockholders.

     Holders of record at the close of business on the Record Date of the Company's issued and outstanding Common Stock, par value $.01 per share ("Common Stock"), will be entitled to one vote for each share held. As of April 1, 1997, the Company had 12,209,612 shares of Common Stock outstanding.


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 PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE
                       SHARES OF AUTHORIZED COMMON STOCK
                          AND AUTHORIZE PREFERRED STOCK

     On March 12, 1997, the Board of Directors of the Company (the "Board") unanimously adopted a resolution approving an amendment of the Company's Articles of Incorporation (i) to increase the authorized number of shares of Common Stock of the Company from 12,500,000 Shares to 50,000,000 Shares, and
(ii) to authorize 20,000,000 Shares of Preferred Shares.

Requirement for Shareholder Approval

     A majority of the issued and outstanding shares of Common Stock as of the Record Date will constitute a quorum for voting on the proposed amendments to the Articles of Incorporation of the Company as described above. A majority of the votes cast of the quorum is required to approve the proposed amendments.


       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION



                          DESCRIPTION OF CAPITAL STOCK

Common Stock

     The Company has authorized an aggregate 12,500,000 Shares of Common Stock. The Board of Directors proposes to amend the Articles of Incorporation to authorize a total of 50,000,000 Shares of Common Stock. The Company's Common Stock is listed on the National Association of Securities Dealers Automated Quotation system, NASDAQ, under symbol ITNL. As of April 1, 1997, there were 12,209,612 shares of Common Stock issued and outstanding, held of record by 955 shareholders. The holders of Common Stock in the Company are entitled to one vote per share on all matters to be voted upon by the stockholders and are not entitled to cumulative voting in the election of directors. Dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. A more detailed description of the Company's Common Stock is contained in the Company's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

Preferred Stock

     The Board of Directors proposes to amend the Articles of Incorporation to authorize a total of 20,000,000 Shares of Preferred Stock in the Company. The Board will have the authority, without further stockholder approval, to issue the Preferred Stock from time to time in one or more series and to establish the number of shares to be included in each series; and to fix or alter the voting powers and the designation, conversion prices, redemption prices, maturity dates or other special rights and qualifications, limitations or restrictions of such series of Preferred Stock.


                              FINANCIAL INFORMATION

     The Company meets the requirements of Form S-3 and hereby incorporates by reference the financial information provided in the Company's most recent 10-KSB filing for Fiscal Year ending May 31, 1996; by the subsequent 10-QSB filings for the quarters ending August 31, 1996, November 30, 1996, and February 29, 1997, respectively, and all other reports filed by the Company pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report. Copies of these referenced documents can be obtained by request to the Company's corporate office at 102 South Harbor City Boulevard, Melbourne, Florida 32901, (407) 953-4811.